Exhibit 10.27

FORM OF KEY EMPLOYEE RETENTION AGREEMENT

This Key Employee Retention Agreement (“Agreement”) is entered into between the undersigned individual (“Employee”) and Rani Therapeutics, LLC (“Company”). Employee is only eligible to receive the consideration set forth in this Agreement if Employee signs this Agreement within five (5) calendar days after the date Employee receives this Agreement.

WHEREAS, Employee is employed by the Company in a critical capacity;

WHEREAS, Employee’s services are essential to the conduct of the business of the Company during this critical phase; and

WHEREAS, the Company and the Employee desire to provide the Employee with an incentive to remain employed by the Company during this critical phase;

NOW, THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Payment Timing. Employee is eligible to earn a Retention Payment (as defined below), which shall be paid in equal installments on a bi-weekly basis beginning on July 15, 2025 through August 31, 2025 (the “Payment Period”); provided that, in order to earn such Retention Payment, Employee must: (i) meet the Conditions for Payment provided in Paragraph 3; and (ii) execute this Agreement within five (5) calendar days after receipt from the Company.
2.
Retention Payment. Subject to the terms and conditions of this Agreement, Company will pay Employee a “Retention Payment” equal to a total of $ (which is the equivalent of four (4) months of Employee’s base salary). As set forth in Paragraph 1, the Retention Payment will be paid in two equal installments, less applicable deductions and withholdings, over the Payment Period.
3.
Conditions for Payment. The Retention Payment shall be paid provided: (a) Employee remains continuously employed by the Company in good standing through October 15, 2025 (the “Retention Date”); and (b) Employee provides, throughout the Payment Period, adequate support to the Company on a range of activities relating to evaluation of strategic alternatives to promote long term success of the Company and shareholder value. Employee will only earn the Retention Payment if Employee remains continuously employed by the Company through the Retention Date. If, before the Retention Date, Employee is terminated by the Company without Cause (as defined below), Employee will remain eligible to receive the Retention Payment in its entirety, provided that: (a) Employee continues to comply with obligations under all agreements entered into between Employee and the Company; and (b) Employee signs a release of claims in favor of the Company in connection with Employee’s separation from the Company. In such circumstances, any remainder of the Retention Payment will be paid to Employee no later than thirty (30) days following Employee’s employment termination date (provided the release is valid by such date). If Employee resigns for any reason prior to the Retention Date, or Employee is terminated for Cause prior to the Retention Date, Employee will not earn any portion of the Retention Payment and Employee will be required to repay to the Company, within thirty (30) days after Employee’s employment termination, the full gross amount of the Retention Payment that has been paid.
4.
Definition of Cause. For purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in any written employment agreement, offer letter or similar agreement between Employee and the

Company, and, in the absence of such agreement, shall have the meaning set forth in the Company’s Equity Plan.
5.
[RESERVED].
6.
Applicable Law and General Provisions. This Agreement shall be interpreted under the law of California. This Agreement sets forth the entire agreement between the parties with respect to its subject matter. Employee is not relying on any other agreements or oral representations not fully addressed in this Agreement. Any prior agreements between or directly involving Employee and Company with respect to this subject matter are superseded by this Agreement. The headings in this Agreement are provided for reference only and shall not affect the substance of this Agreement.

In exchange for Employee’s promises and fulfillment of the conditions contained in this Agreement, Company promises to provide the benefits set forth in this Agreement.

Date: ______________________________________________

By: ______________________________________________

Company Signature

Name Printed: _______________________________________

Understood, Accepted and Agreed To:

Date: ______________________________________________

By: ______________________________________________

Employee’s Signature

Name Printed: _______________________________________